Exhibit 10.28

AGREEMENT AND GENERAL RELEASE

Warwick Valley Telephone Company (“the Company” or “WVT”)  and Ralph Martucci, Jr., his heirs, executors, administrators, successors, and assigns (collectively referred to throughout this Agreement as  “Employee”), agree that:

1.                                      Last Day of Employment.  Employee’s last day of employment with WVT is August 3, 2012.

2.                                      Consideration.  In consideration for signing this Agreement and General Release on or after Employee’s last day of employment:

a.                                      The Company shall pay to Employee a lump sum of $150,000 less lawful deductions, which represents his base salary for the remaining nine (9) months of the Initial Term as stated in the Employment Agreement he entered into with the Company effective May 5, 2011, within 30 days after Employee signs this Agreement and General Release; and

b.                                      The Company shall pay to Employee a lump sum bonus amount of $58,500, less lawful deductions, which represents seven (7) months of annual targeted bonus at 50% of base salary, within 30 days after Employee signs the Agreement and General release; and

c.                                       The Company shall pay to Executive a lump sum bonus amount of $19,000, less lawful deductions, that represents nine (9) months of health insurance coverage, within 30 days after Employee signs the Agreement and General release; and

d.                                      All stock options and restricted shares granted to date will vest upon signing of this agreement.

e.                                       The Company shall pay Executive for 98 hours of accrued vacation time as stated in the Company policy.

3.                                      No Consideration Absent Execution of this Agreement    Employee understands and agrees that he would not receive the monies and/or benefits specified in paragraph “2” above, except for his execution of this Agreement and General Release and the fulfillment of the promises contained herein.

4.                                      General Release of All Claims.  Employee knowingly and voluntarily releases and forever discharges WVT, its parent corporation, affiliates, subsidiaries, divisions, predecessors, insurers, successors and assigns, and their current and former employees, attorneys, officers, directors and agents thereof, both individually and in their official capacities (collectively referred to throughout the remainder of this Agreement as “Releasees”), of and from any and all claims, known and unknown, asserted or unasserted, which Employee has or may have against Releasees as of the date of execution of this Agreement and General Release, including, but not limited to, any alleged violation of:

•                  Title VII of the Civil Rights Act of 1964;

•                  Sections 1981 through 1988 of Title 42 of the United States Code;

•                  The Employee Retirement Income Security Act of 1974 (“ERISA”) (except for any vested benefits under any tax qualified benefit plan);

•                  The Immigration Reform and Control Act;

•                  The Americans with Disabilities Act of 1990;

•                  The Age Discrimination in Employment Act of 1967 (“ADEA”);

•                  The Workers Adjustment and Retraining Notification Act;

•                  The Fair Credit Reporting Act;

•                  New York’s Human Rights Law, as amended;

•                  New York’s Labor Laws, as amended;

•                  Equal Pay Law for New York, as amended;

•                  any other federal, state or local law, rule, regulation, or ordinance;

•                  any public policy, contract, tort, or common law; or

•                  any basis for recovering costs, fees, or other expenses including attorneys’ fees incurred in these matters.

5.                                      Affirmations.

Employee affirms that he has not filed, caused to be filed, or presently is a party to any claim against WVT.

Employee also affirms that he has been paid and/or has received all leaves (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which he may be entitled, and is not entitled to any additional severance pay other than what is set forth in this Agreement.

Employee further affirms that he has no known workplace injuries or occupational diseases.

Employee further affirms that Employee has not been retaliated against for reporting any allegations of wrongdoing by the Company or its officers, including any allegations of corporate fraud.   Both Parties acknowledge that this Agreement does not limit either party’s right, where applicable, to file or participate in an investigative proceeding of any federal, state or local governmental agency.  To the extent permitted by law, Employee agrees that if such an administrative claim is made, Employee shall not be entitled to recover any individual monetary relief or other individual remedies.

6.                                      Confidentiality and Return of Property.  Employee agrees not to disclose any information regarding the existence or substance of this Agreement and General Release, except to his spouse, tax advisor, and/or an attorney with whom Employee chooses to consult regarding his consideration of this Agreement and General Release.  Employee also affirms that he has not divulged any proprietary or confidential information of WVT, and affirms that he is under a continuing obligation to refrain from disclosing such proprietary or confidential information.

Employee affirms that he has returned all of WVT ‘s property, documents, and/or any confidential information in his possession or control with the exception of certain intellectual property retained by the Employee with WVT’s permission.  Employee also affirms that he is in possession of all of Employee’s property that Employee had at WVT ‘s premises and that WVT  is not in possession of any of his property.

7.                                      Governing Law and Interpretation.  This Agreement and General Release shall be governed and conformed in accordance with the laws of the state in which Employee worked at the time of his last day of employment without regard to its conflict of laws provision.  In the event of a breach of any provision of this Agreement and General Release, either party may institute an action specifically to enforce any term or terms of this Agreement and General Release and/or to seek any damages for breach.  Should any provision of this Agreement and General Release be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement and General Release in full force and effect.

8.                                      Nonadmission of Wrongdoing.  The Parties agree that neither this Agreement and General Release nor the furnishing of the consideration for this Agreement and General Release shall be deemed or construed at any time for any purpose as an admission by WVT  of wrongdoing or evidence of any liability or unlawful conduct of any kind.

9.                                      Amendment.  This Agreement and General Release may not be modified, altered or changed except in writing and signed by both parties wherein specific reference is made to this Agreement and General Release.

10.                               Entire Agreement.  This Agreement and General Release sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings between the parties, except any confidentiality agreements previously signed by the Employee, which remain in full force and effect.  Employee acknowledges that he has not relied on any representations, promises, or agreements of any kind made to him in connection with his decision to accept this Agreement and General Release, except for those set forth in this Agreement and General Release.

EMPLOYEE IS ADVISED THAT HE HAS AT LEAST TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS AGREEMENT AND GENERAL RELEASE.  EMPLOYEE ALSO IS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EMPLOYEE’S SIGNING OF THIS AGREEMENT AND GENERAL RELEASE.

EMPLOYEE MAY REVOKE THIS AGREEMENT FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY HE SIGNS THIS AGREEMENT AND GENERAL RELEASE.  ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED, IN WRITING, TO JOANNE JOOSTEN AND STATE, “I HEREBY REVOKE MY ACCEPTANCE OF OUR AGREEMENT AND GENERAL RELEASE.”  THE REVOCATION MUST BE PERSONALLY DELIVERED TO JOANNE JOOSTEN OR HIS DESIGNEE, OR MAILED TO JOANNE JOOSTEN AND POSTMARKED WITHIN SEVEN (7) CALENDAR DAYS AFTER EMPLOYEE SIGNS THIS AGREEMENT AND GENERAL RELEASE.

EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT AND GENERAL RELEASE, DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS HE HAS OR MIGHT HAVE AGAINST RELEASEES.

The parties knowingly and voluntarily sign this Agreement and General Release as of the date(s) set forth below:

WVT Communications Group

		By:	/s/ Jennifer M. Brown
By:	/s/ Ralph Martucci Jr.		Jennifer M. Brown
	Name of Employee		Chief Administrative Officer,

Date:	August 7, 2012	Date:	August 8, 2012